Exhibit 99.1

Alternus Energy Group plc – Affiliate Sells 10MW Italian Operating Projects

Dublin, 28 December 2023, International Renewable Independent Power Producer (IPP) Alternus Energy Group Plc (OSE: ALT) (the “Company” or “AEG”) today announces that Solis Bond Company DAC (“Solis”), an indirect, wholly owned subsidiary of Alternus Clean Energy, Inc. (NASDAQ: ALCE) (“ALCE” or “Alternus”), a majority owned subsidiary of the Company, has completed the sale of 100% of the quotas (share capital) in 11 project companies, to Undo S.r.l. (the “Seller”).

The portfolio consists of 13 photovoltaic plants in Italy with an aggregate capacity of 10.5 MWp. The gross transaction value amounts to approximately € 17.7 million, before adjustments for working capital and transaction costs (the “Closing”). Net proceeds will be used to pay down the Solis Bond.

The Company elected to sell the Italian assets at this time in line with a strategic review of options to optimize the balance sheet and to reshape the business to best capture the opportunities in hand. ALCE expects to book a net gain on the sale to improve balance sheet equity and to reduce existing high yield debt and ultimately deliver better debt/EBITDA ratios from the remaining asset portfolio.

Following the sale, the Company expects to retain ownership of approximately 210 MW of late-stage development projects in Italy that are anticipated to commence construction during 2024 and reach full operation during 2025. ALCE remains committed to the Italian renewable market and continues to develop strong local partnerships and expects to continue this growth in its portfolio over the coming years.

In line with its circa 80% ownership in ALCE, which currently holds approximately 157 MW of operating projects, after this transaction, with approximately 98 MW of projects under construction, over 300 MW in various stages of development and an acquisition pipeline of over 1 GW, the Company is now well positioned to accelerate its impact, extend its reach, and drive significant growth in the business towards its goal of having 3 GW of operating assets within the next five years.

About Alternus Energy Group (AEG):

AEG is a transatlantic clean energy independent power producer (IPP). We currently develop, install, own and operate utility scale solar parks in America and Europe. Our highly motivated and dynamic team at Alternus have achieved rapid growth in recent years. Building on this, our goal is to reach 3 GW of operating projects within 5 years through continued organic development activities and targeted strategic opportunities. Our vision is to become a leading provider of 24/7 clean energy delivering a sustainable future of renewable power with people and planet in harmony.

AEG operates primarily through Alternus Clean Energy, Inc (Nasdaq: ALCE). AEG is listed on the Euronext Growth Oslo and headquartered in Ireland while Alternus Clean Energy, Inc. is listed on Nasdaq and headquartered in the US. They remain as two separate legal entities.

Forward-Looking Statements

Certain information contained in this notice, including any information on the Company’s plans or future financial or operating performance and other statements that express the Company’s management’s expectations or estimates of future performance, constitute forward-looking statements. When used in this notice, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Such statements are based on a number of estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. The Company cautions that such forward-looking statements involve known and unknown risks and other factors that may cause the actual financial results, performance or achievements of the Company to differ materially from the Company’s estimated future results, performance or achievements expressed or implied by the forward-looking statements. These statements should not be relied upon as representing Alternus’ assessments of any date after the date of this notice The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For More Information:

Alternus Energy Group

ir@alternusenergy.com

+1 (913) 815-1557

or

The Blueshirt Group

alternus@blueshirtgroup.com

+1 (323) 240-5796